Exhibit 99.1

NEWS

Investor Relations: Sam Ramraj, (626) 302-2540

Media Relations: (626) 302-2255

News@sce.com

Edison International Reports Fourth-Quarter and Full-Year 2023 Results

●	Fourth-quarter 2023 GAAP earnings per share of $0.99; Core EPS of $1.28
●	Full-year 2023 GAAP EPS of $3.12; Core EPS of $4.76
●	SCE exceeds WMP covered conductor target of 1,100 miles; total deployment of more than 5,580 miles
●	EIX introduces 2024 EPS guidance of $4.75-$5.05
●	EIX reiterates long-term core EPS growth rate targets of 5%-7% for 2021-2025 and 5%-7% for 2025-2028

ROSEMEAD, Calif., Feb. 22, 2024 — Edison International (NYSE: EIX) today reported fourth-quarter net income of $378 million, or $0.99 per share, compared to net income of $415 million, or $1.09 per share, in the fourth quarter of last year. As adjusted, fourth-quarter core earnings were $490 million, or $1.28 per share, compared to core earnings of $437 million, or $1.15 per share, in the fourth quarter of last year.

Southern California Edison’s fourth-quarter 2023 core earnings per share (EPS) increased year over year, primarily due to higher revenue from the escalation mechanism set forth in the 2021 General Rate Case (GRC) final decision and lower operation and maintenance expenses, partially offset by higher interest expense.

Edison International Parent and Other’s fourth-quarter 2023 core loss per share decreased year over year, primarily due to gains on preferred stock repurchases.

“Delivering core EPS above the midpoint of our guidance range demonstrates our ability to successfully manage variability in the business,” said Pedro J. Pizarro, president and CEO of Edison International. “Our 2023 annual dividend increase of 5.8% reflects the board and management’s continued commitment to delivering on our EPS growth targets. Looking ahead, we reiterate the strong confidence we have in our long-term EPS growth targets of 5% to 7% for 2021 through 2025 and 2025 through 2028.”

Pizarro added, “SCE’s industry-leading covered conductor program continues to make tremendous progress. In just five years, SCE has installed more than 5,580 circuit miles of covered conductor. When combined with enhanced vegetation management, asset inspections and other programs, this has significantly reduced the need for Public Safety Power Shutoffs.”

Full-Year Earnings

For 2023, Edison International reported net income of $1,197 million, or $3.12 per share, compared to $612 million, or

$1.61 per share, for 2022. As adjusted, Edison International’s core earnings were $1,825 million, or $4.76 per share,

compared to $1,765 million, or $4.63 per share, in 2022.

SCE’s full-year core EPS was higher, primarily due to higher revenue from the escalation mechanism set forth in the 2021 GRC final decision and higher interest income on balancing account undercollections, partially offset by higher interest expense.

Edison International Reports Fourth-Quarter and Full-Year 2023 Financial Results

Edison International Parent and Other’s full-year loss per share increased primarily due to higher interest expense, partially offset by gains on preferred stock repurchases.

Edison International uses core earnings internally for financial planning and analysis of performance. Core earnings are also used when communicating with investors and analysts regarding Edison International’s earnings results to facilitate comparisons of the company’s performance from period to period. Please see the attached tables to reconcile core earnings to basic GAAP earnings.

2024 Earnings Guidance

The company announced its earnings guidance range for 2024 as summarized in the following chart. See the presentation accompanying the company’s conference call for further information and assumptions.

	2024 Earnings Guidance
	as of Feb. 22, 2024
	Low	High
EIX Basic EPS	$4.75	$5.05
Less: Non-core Items	–	–
EIX Core EPS	$4.75	$5.05

Edison International and Southern California Edison Declare Dividends

Today, the board of directors of Edison International declared a quarterly common stock dividend of $0.78 per share,

payable on April 30, 2024, to shareholders of record on March 28, 2024. It also declared dividends on preferred stock. Additionally, the board of directors of Southern California Edison Company today declared dividends on preference stock. For more information, please see the related news release at www.edisoninvestor.com.

Fourth Quarter and Full-Year 2023 Earnings Conference Call and Webcast Details

When:	Thursday, Feb. 22, 1:30-2:30 p.m. (PST)
Telephone Numbers:	1-888-673-9780 (U.S.) and 1-312-470-0178 (Int'l) — Passcode: Edison
Telephone Replay:	1-866-363-4001 (U.S.) and 1-203-369-0204 (Int’l) — Passcode: 5730
Telephone replay available through March 6 at 6 p.m. (PST)
Webcast:	www.edisoninvestor.com

Edison International has posted its earnings conference call prepared remarks by the CEO and CFO, the teleconference presentation and Form 10-K to the company’s investor relations website. These materials are available at www.edisoninvestor.com.

About Edison International

Edison International (NYSE: EIX) is one of the nation’s largest electric utility holding companies, providing clean and reliable energy and energy services through its independent companies. Headquartered in Rosemead, California, Edison International is the parent company of Southern California Edison Company, a utility that delivers electricity to 15 million people across Southern, Central and Coastal California. Edison International is also the parent company of Edison Energy LLC, a global energy advisory firm providing integrated sustainability and energy solutions to commercial, industrial and institutional customers.

Edison International Reports Fourth-Quarter and Full-Year 2023 Financial Results

Appendix

Use of Non-GAAP Financial Measures

Edison International’s earnings are prepared in accordance with generally accepted accounting principles used in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. Our management uses core earnings and core earnings per share (EPS) internally for financial planning and for analysis of performance of Edison International and Southern California Edison. We also use core earnings and core EPS when communicating with analysts and investors regarding our earnings results to facilitate comparisons of the Company’s performance from period to period. Financial measures referred to as net income, basic EPS, core earnings, or core EPS also apply to the description of earnings or earnings per share.

Core earnings and core EPS are non-GAAP financial measures and may not be comparable to those of other companies. Core earnings and core EPS are defined as basic earnings and basic EPS excluding income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings. Basic earnings and losses refer to net income or losses attributable to Edison International shareholders. Core earnings are reconciled to basic earnings in the attached tables. The impact of participating securities (vested awards that earn dividend equivalents that may participate in undistributed earnings with common stock) for the principal operating subsidiary is not material to the principal operating subsidiary’s EPS and is therefore reflected in the results of the Edison International holding company, which is included in Edison International Parent and Other.

Safe Harbor Statement

Statements contained in this presentation about future performance, including, without limitation, operating results, capital expenditures, rate base growth, dividend policy, financial outlook, and other statements that are not purely historical, are forward-looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. These forward-looking statements represent our expectations only as of the date of this presentation, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Important factors that could cause different results include, but are not limited to the:

●	ability of SCE to recover its costs through regulated rates, timely or at all, including uninsured wildfire-related and debris flow-related costs (including amounts paid for self-insured retention and co-insurance), costs incurred to mitigate the risk of utility equipment causing future wildfires, costs incurred as a result of the COVID-19 pandemic, and increased costs due to supply chain constraints, inflation and rising interest rates;
●	impact of affordability of customer rates on SCE's ability to execute its strategy, including the impact of affordability on the approval of operations and maintenance expenses, and proposed capital investment projects;
●	ability of SCE to implement its operational and strategic plans, including its Wildfire Mitigation Plan and capital program;
●	risks of regulatory or legislative restrictions that would limit SCE's ability to implement operational measures to mitigate wildfire risk, including Public Safety Power Shutoff (“PSPS”) and fast curve settings, when conditions warrant or would otherwise limit SCE's operational practices relative to wildfire risk mitigation;
●	ability of SCE to obtain safety certifications from the Office of Energy Infrastructure Safety of the California Natural Resources Agency (“OEIS”);
●	risk that California Assembly Bill 1054 (“AB 1054”) does not effectively mitigate the significant exposure faced by California investor-owned utilities related to liability for damages arising from catastrophic wildfires where utility facilities are alleged to be a substantial cause, including the longevity of the Wildfire Insurance Fund and the California Public Utilities Commission (“CPUC”) interpretation of and actions under AB 1054, including its interpretation of the prudency standard clarified by AB 1054;
●	risks associated with the operation of electrical facilities, including worker and public safety issues, the risk of utility assets causing or contributing to wildfires, failure, availability, efficiency, and output of equipment and facilities, and availability and cost of spare parts;

Edison International Reports Fourth-Quarter and Full-Year 2023 Financial Results

●	physical security of Edison International’s and SCE’s critical assets and personnel and the cybersecurity of Edison International’s and SCE’s critical information technology systems for grid control, and business, employee and customer data;
●	ability of Edison International and SCE to effectively attract, manage, develop and retain a skilled workforce, including its contract workers;
●	decisions and other actions by the CPUC, the Federal Energy Regulatory Commission, and the United States Nuclear Regulatory Commission and other governmental authorities, including decisions and actions related to nationwide or statewide crisis, determinations of authorized rates of return or return on equity, the recoverability of wildfire-related and debris flow-related costs, issuance of SCE's wildfire safety certification, wildfire mitigation efforts, approval and implementation of electrification programs, and delays in executive, regulatory and legislative actions;
●	potential for penalties or disallowances for non-compliance with applicable laws and regulations, including fines, penalties and disallowances related to wildfires where SCE's equipment is alleged to be associated with ignition;
●	extreme weather-related incidents (including events caused, or exacerbated, by climate change, such as wildfires, debris flows, flooding, droughts, high wind events and extreme heat events) and other natural disasters (such as earthquakes), which could cause, among other things, public safety issues, property damage, rotating outages and other operational issues (such as issues due to damaged infrastructure), PSPS activations and unanticipated costs;
●	cost and availability of labor, equipment and materials, including as a result of supply chain constraints and inflation;
●	ability of Edison International or SCE to borrow funds and access bank and capital markets on reasonable terms;
●	risks associated with the decommissioning of San Onofre, including those related to worker and public safety, public opposition, permitting, governmental approvals, on-site storage of spent nuclear fuel and other radioactive material, delays, contractual disputes, and cost overruns;
●	risks associated with cost allocation resulting in higher rates for utility bundled service customers because of possible customer bypass or departure for other electricity providers such as Community Choice Aggregators (“CCA,” which are cities, counties, and certain other public agencies with the authority to generate and/or purchase electricity for their local residents and businesses) and Electric Service Providers (entities that offer electric power and ancillary services to retail customers, other than electrical corporations (like SCE) and CCAs);
●	risks inherent in SCE’s capital investment program, including those related to project site identification, public opposition, environmental mitigation, construction, permitting, contractor performance, changes in the California Independent System Operator’s transmission plans, and governmental approvals; and
●	actions by credit rating agencies to downgrade Edison International or SCE’s credit ratings or to place those ratings on negative watch or negative outlook.

Additional information about risks and uncertainties, including more detail about the factors described in this release, is contained in Edison International and SCE’s 2023 Form 10-K, including the "Risk Factors" sections. Readers are urged to read this entire release including information incorporated by reference, as well as the 2023 Form 10-K, and carefully consider the risks, uncertainties, and other factors that affect Edison International's and SCE's businesses. Edison International and SCE post or provide direct links (i) to certain SCE and other parties' regulatory filings and documents with the CPUC and the FERC and certain agency rulings and notices in open proceedings in a section titled "SCE Regulatory Highlights," (ii) to certain documents and information related to Southern California wildfires which may be of interest to investors in a section titled "Southern California Wildfires," and (iii) to presentations, documents and other information that may be of interest to investors in a section titled "Presentations and Updates" at www.edisoninvestor.com in order to publicly disseminate such information.

These forward-looking statements represent our expectations only as of the date of this news release, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Readers should review future reports filed by Edison International and SCE with the SEC.

Edison International Reports Fourth-Quarter and Full-Year 2023 Financial Results

Fourth Quarter Reconciliation of Basic Earnings Per Share to Core Earnings Per Share

	Three months ended			Year ended
	December 31,			December 31,
	2023	2022	Change	2023	2022	Change
Earnings (loss) per share attributable to Edison International
SCE	$1.16	$1.26	$(0.10)	$3.84	$2.23	$1.61
Edison International Parent and Other	(0.17)	(0.17)	—	(0.72)	(0.62)	(0.10)
Edison International	0.99	1.09	(0.10)	3.12	1.61	1.51
Less: Non-core items
SCE	(0.29)	(0.10)	(0.19)	(1.73)	(3.10)	1.37
Edison International Parent and Other	—	0.04	(0.04)	0.09	0.08	0.01
Total non-core items	(0.29)	(0.06)	(0.23)	(1.64)	(3.02)	1.38
Core earnings (loss) per share
SCE	1.45	1.36	0.09	5.57	5.33	0.24
Edison International Parent and Other	(0.17)	(0.21)	0.04	(0.81)	(0.70)	(0.11)
Edison International	$1.28	$1.15	$0.13	$4.76	$4.63	$0.13

Note: Diluted earnings were $0.98 and $1.08 per share for the three months ended December 31, 2023 and 2022, respectively. Diluted earnings were $3.11 and $1.60 per share for the twelve months ended December 31, 2023 and 2022, respectively.

Fourth Quarter Reconciliation of Basic Earnings Per Share to Core Earnings (in millions)

	Three months ended			Year ended
	December 31,			December 31,
(in millions)	2023	2022	Change	2023	2022	Change
Net income (loss) attributable to Edison International
SCE	$445	$478	$(33)	$1,474	$847	$627
Edison International Parent and Other	(67)	(63)	(4)	(277)	(235)	(42)
Edison International	378	415	(37)	1,197	612	585
Less: Non-core items
SCE[1,2,3,4,5,6,7,8,9,10]	(112)	(40)	(72)	(661)	(1,182)	521
Edison International Parent and Other[11]	—	18	(18)	33	29	4
Total non-core items	(112)	(22)	(90)	(628)	(1,153)	525
Core earnings (losses)
SCE	557	518	39	2,135	2,029	106
Edison International Parent and Other	(67)	(81)	14	(310)	(264)	(46)
Edison International	$490	$437	$53	$1,825	$1,765	$60

1

Includes charges for 2017/2018 Wildfire/Mudslide Events claims and expenses, net of recoveries of $74 million ($53 million after-tax) and $11 million ($8 million after-tax) for the three months ended December 31, 2023 and 2022, and $634 million ($457 million after-tax) and $1.2 billion ($899 million after-tax) for the twelve months ended December 31, 2023 and 2022, respectively.

2

Includes amortization of SCE's Wildfire Insurance Fund expenses of $54 million ($39 million after-tax) for both the three months ended December 2023 and 2022, and $213 million ($153 million after-tax) and $214 million ($154 million after-tax) for the twelve months ended December 31, 2023 and 2022, respectively.

3

Includes charges for wildfire claims and expenses, net of expected recoveries from FERC customers, related to the Post-2018 Wildfires of $27 million ($19 million after-tax) and $34 million ($25 million after-tax) for the three months and the twelve months ended December 31, 2023, respectively.

4

Includes a charge of probable disallowance related to the reasonableness review of recorded San Onofre Units 2 and 3 decommissioning costs in the 2021 NDCTP of $30 million ($21 million after-tax) for the twelve months ended December 31, 2023.

5	Includes a charge related to customer cancellations of certain ECS data services of $17 million ($12 million after-tax) for the twelve months ended December 31, 2023.
6

Includes an insurance recovery of $10 million ($7 million after-tax) and a charge of $23 million ($16 million after-tax) after net of estimated insurance recoveries related to settlement of an employment litigation matter for the twelve months ended December 31, 2023 and 2022, respectively.

7

Includes a charge of $81 million ($64 million after-tax) related to the Presiding Officer's Decision ("POD") in September 2022 related to SCE's Upstream Lighting Program for the twelve months ended December 31, 2022.

Edison International Reports Fourth-Quarter and Full-Year 2023 Financial Results

8

Includes impairment charges of $64 million ($46 million after-tax) for the twelve months ended December 31, 2022, including $47 million ($34 million after-tax) related to SCE's CSRP settlement agreement and $17 million ($12 million after-tax) related to historical capital expenditures disallowed in SCE's track 3 of the 2021 GRC final decision.

9	Includes a charge related to organizational realignment services of $14 million ($10 million after-tax) for the twelve months ended December 31, 2022.
10	Includes a gain of $10 million ($7 million after-tax) from SCE's sale of San Onofre nuclear fuel for both the three months and the twelve months ended December 31, 2022.
11

Includes net earnings related to customer revenues for an EIS insurance contract offset by expected wildfire claims insured by EIS of $23 million ($18 million after-tax) for the three months ended December 31, 2022, and $42 million ($33 million after-tax) and $36 million ($29 million after-tax) for the twelve months ended December 31, 2023 and 2022, respectively.

Edison International Reports Fourth-Quarter and Full-Year 2023 Financial Results

Consolidated Statements of Income	Edison International

	Year ended
	December 31,
(in millions, except per-share amounts)	2023	2022
Operating revenue	$16,338	$17,220
Purchased power and fuel	5,486	6,375
Operation and maintenance	4,138	4,724
Wildfire-related claims, net of insurance recoveries	667	1,313
Wildfire Insurance Fund expense	213	214
Depreciation and amortization	2,635	2,561
Property and other taxes	571	501
Impairment, net of other operating income	1	49
Total operating expenses	13,711	15,737
Operating income	2,627	1,483
Interest expense	(1,612)	(1,169)
Other income, net	500	348
Income before income taxes	1,515	662
Income tax expense (benefit)	108	(162)
Net income	1,407	824
Less: Preference stock dividend requirements of SCE	123	107
Preferred stock dividend requirements of Edison International	87	105
Net income attributable to Edison International common shareholders	$1,197	612
Basic earnings per share:
Weighted average shares of common stock outstanding	383	381
Basic earnings per common share attributable to Edison International common shareholders	$3.12	$1.61
Diluted earnings per share:
Weighted average shares of common stock outstanding, including effect of dilutive securities	385	383
Diluted earnings per common share attributable to Edison International common shareholders	$3.11	$1.60

Edison International Reports Fourth-Quarter and Full-Year 2023 Financial Results

Consolidated Balance Sheets	Edison International

	December 31,
(in millions)	2023	2022
ASSETS
Cash and cash equivalents	$345	$914
Receivables, less allowances of $360 and $347 for uncollectible accounts at respective dates	2,016	1,695
Accrued unbilled revenue	742	641
Inventory	527	474
Prepaid expenses	112	248
Regulatory assets	2,524	2,497
Wildfire Insurance Fund contributions	204	204
Other current assets	341	397
Total current assets	6,811	7,070
Nuclear decommissioning trusts	4,173	3,948
Other investments	54	55
Total investments	4,227	4,003
Utility property, plant and equipment, less accumulated depreciation and amortization of $12,910 and $12,260 at respective dates	55,877	53,274
Nonutility property, plant and equipment, less accumulated depreciation of $114 and $106 at respective dates	207	212
Total property, plant and equipment	56,084	53,486
Regulatory assets (include $1,558 and $834 related to Variable Interest Entities "VIEs" at respective dates)	8,897	8,181
Wildfire Insurance Fund contributions	1,951	2,155
Operating lease right-of-use assets	1,221	1,442
Long-term insurance receivables	501	465
Other long-term assets	2,066	1,239
Total long-term assets	14,636	13,482

Total assets	$81,758	$78,041

Edison International Reports Fourth-Quarter and Full-Year 2023 Financial Results

Consolidated Balance Sheets	Edison International

	December 31,
(in millions, except share amounts)	2023	2022
LIABILITIES AND EQUITY
Short-term debt	$1,077	$2,015
Current portion of long-term debt	2,697	2,614
Accounts payable	1,983	2,359
Wildfire-related claims	30	121
Customer deposits	177	167
Regulatory liabilities	763	964
Current portion of operating lease liabilities	120	506
Other current liabilities	1,751	1,601
Total current liabilities	8,598	10,347
Long-term debt (include $1,515 and $809 related to VIEs at respective dates)	30,316	27,025
Deferred income taxes and credits	6,672	6,149
Pensions and benefits	415	422
Asset retirement obligations	2,666	2,754
Regulatory liabilities	9,420	8,211
Operating lease liabilities	1,101	936
Wildfire-related claims	1,368	1,687
Other deferred credits and other long-term liabilities	3,258	2,988
Total deferred credits and other liabilities	24,900	23,147
Total liabilities	63,814	60,519
Preferred stock (50,000,000 shares authorized; 1,159,317 and 1,250,000 shares of Series A and 532,454 and 750,000 shares of Series B issued and outstanding at respective dates)	1,673	1,978
Common stock, no par value (800,000,000 shares authorized; 383,924,912 and 382,208,498 shares issued and outstanding at respective dates)	6,338	6,200
Accumulated other comprehensive loss	(9)	(11)
Retained earnings	7,499	7,454
Total Edison International's shareholders' equity	15,501	15,621
Noncontrolling interests – preference stock of SCE	2,443	1,901
Total equity	17,944	17,522

Total liabilities and equity	$81,758	$78,041

Edison International Reports Fourth-Quarter and Full-Year 2023 Financial Results

Consolidated Statements of Cash Flows	Edison International

	Years ended December 31,
(in millions)	2023	2022	2021
Cash flows from operating activities:
Net income	$1,407	$824	$925
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	2,721	2,633	2,288
Allowance for equity during construction	(157)	(137)	(118)
Impairment and other expense	1	54	71
Deferred income taxes	108	(177)	43
Wildfire Insurance Fund amortization expense	213	214	215
Other	57	75	40
Nuclear decommissioning trusts	(180)	(123)	(256)
Proceeds from Morongo Transmission LLC	—	—	400
Contributions to Wildfire Insurance Fund	(95)	(95)	(95)
Changes in operating assets and liabilities:
Receivables	(349)	(252)	(514)
Inventory	(63)	(58)	(21)
Accounts payable	(408)	367	138
Tax receivables and payables	9	18	13
Other current assets and liabilities	185	207	(321)
Derivative assets and liabilities, net	(174)	115	(12)
Regulatory assets and liabilities, net	576	(51)	(720)
Wildfire-related insurance receivable	(36)	(390)	708
Wildfire-related claims	(410)	(56)	(2,648)
Other noncurrent assets and liabilities	(4)	48	(123)
Net cash provided by operating activities	3,401	3,216	11
Cash flows from financing activities:
Long-term debt issued, net of discount and issuance costs of $54, $62 and $43 for the respective years	5,121	5,971	5,412
Long-term debt repaid	(2,498)	(1,085)	(1,037)
Short-term debt issued	1,076	1,000	2,654
Short-term debt repaid	(2,407)	(1,543)	(2,255)
Common stock issued	20	13	32
Preferred and preference stock issued, net of issuance cost	542	—	1,977
Preferred stock repurchased	(289)	—	—
Commercial paper borrowing (repayments), net	1,102	(317)	(254)
Dividends and distribution to noncontrolling interests	(117)	(110)	(106)
Common stock dividends paid	(1,112)	(1,050)	(988)
Preferred stock dividends paid	(108)	(99)	(35)
Other	117	101	45
Net cash provided by financing activities	1,447	2,881	5,445
Cash flows from investing activities:
Capital expenditures	(5,448)	(5,778)	(5,505)
Proceeds from sale of nuclear decommissioning trust investments	4,597	4,177	3,961
Purchases of nuclear decommissioning trust investments	(4,417)	(4,054)	(3,705)
Other	35	81	98
Net cash used in investing activities	(5,233)	(5,574)	(5,151)
Net (decrease) increase in cash, cash equivalents and restricted cash	(385)	523	305
Cash, cash equivalents and restricted cash at beginning of year	917	394	89
Cash, cash equivalents and restricted cash at end of year	$532	$917	$394